UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

2315 N. First Street, San Jose CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On December 13, 2012, Rajiv Khemani notified Cavium, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Operating Officer effective January 7, 2013 to pursue opportunities which are not competitive with the Company’s business. The Company entered into a consulting agreement with Mr. Khemani on December 14, 2012, which provides that Mr. Khemani will provide consulting services to the Company from January 7, 2013 until February 7, 2013 and which provides a release of legal claims by Mr. Khemani.

The foregoing summary of the consulting agreement with Mr. Khemani is not intended to be complete and is qualified in its entirety by reference to the full text of the consulting agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2012	CAVIUM, INC.

	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration and Chief Financial Officer